Exhibit 10.1

SENIOR PROMISSORY NOTE

IT IS THE MAKER’S EXPRESS INTENTION THAT THIS SENIOR PROMISSORY NOTE BE, AS OF THE DATE OF THIS SENIOR PROMISSORY NOTE, SENIOR TO ALL OTHER MAKER DEBT EXCEPT THE BANK OF INDIA WHO IS AS OF THE DATE OF THIS SENIOR PROMISSORY NOTE THE MAKER’S SENIOR SECURRED CREDITOR.

$700,000.00	July 17, 2009

FOR VALUE RECEIVED, Synovics Pharmaceuticals, Inc., with its principal office located at 5360 NW 35th Ave., Fort Lauderdale, Fl. 33309 (hereinafter referred to as the "Maker"), hereby promises to pay to the order of Maneesh Pharmaceuticals Ltd (“Company”) or its assigns (Company and its assigns are each hereinafter referred to as the "Holder") in accordance with the terms and conditions of this Senior Promissory Note (this “Note”), as amended, modified or supplemented from time to time, each of the payments as set forth on Exhibit A (the “Payments”), attached hereto and made a part hereof.

Any failure of the Maker to make any of the Payments within five (5) calendar days of receipt of written notice from the Holder shall constitute an event of default (an “Event of Default”) under this Note. Upon the occurrence of any Event of Default, this Note, at the option of the Holder, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker. The Holder's failure to exercise such option shall not constitute a waiver of the right to exercise it at any subsequent date.

Upon the occurrence of any event of default, the Maker shall also pay to the Holder interest on the then-current unpaid balance of the Amount due from the date of default until payment of the full amount due at the rate of 18% per annum. All interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a three hundred sixty-five (365) day year.

All sums payable hereunder are payable in lawful money of the United States of America and in immediately available funds at such place or places as the Holder may designate in writing. This Note may be prepaid at any time, in whole or in part, without penalty. All sums paid under this Note shall be applied first to any interest, fees, expenses and other charges then due and unpaid, in such order as the Holder shall determine, with the remaining principal amount, if any, to be applied to unpaid principal.

The Maker may not assign, transfer or negotiate this Note and any security for the performance of Maker's obligations hereunder without the written consent of the Holder.

Maker further acknowledges and agrees that in the event of the filing of a voluntary or involuntary bankruptcy, whether under Chapter 7, Chapter 11, or otherwise, under the Federal Bankruptcy Code (11 U.S.C. § 101 et seq.), involving Maker, prior to the date on which Maker has fully satisfied its payment obligations, pursuant to this Note, it shall specifically request of the bankruptcy court, that its debt to Holder, in the amount of the remaining monies due and owing by it, pursuant to this Note, not be discharged in bankruptcy and that such debt to Holder shall survive such bankruptcy filing, together with the discharge of same.

Maker will pay all of the legal and other fees and expenses of the Holder reasonably incurred in connection with the enforcement of any of the obligations of Maker or rights of the Holder under this Note.

In the event any provision of this Note is held to be unenforceable, void, or invalid for any reason, the unenforceability or invalidity thereof shall not affect the remainder of this Note, which shall remain in full force and effect and enforceable in accordance with its terms.

This Note may not be modified or terminated orally. This Note for all purposes shall be enforced and construed in accordance with the substantive law of the State of Florida, without application of its conflict of laws provisions. The Maker hereby consents to the exclusive jurisdiction and venue of the state and federal courts located in Florida with respect to any matters arising from enforcement of this Note.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the date first above written.

SYNOVICS PHARMACEUTICALS, INC.

By: \s\Ron Lane

Title: Ron Lane, Director

By: \s\Harcharan Sing

Title: Harcharan Singh, Director

EXHIBIT A

Senior Promissory Note Payment Schedule

In exchange for Company’s direct payment to Bank of India, in accordance with the Bank of India letter dated July 3, 2009, of $700,000.00 on Maker’s behalf, Maker hereby agrees to pay Company, in one lump sum, $700,000.00 plus interest at the rate of 15% per annum upon the earlier to occur of: (a) December 31, 2009; or (b) the Maker’s receipt of an investment of at least $1,000,000.00 (on terms acceptable to the Maker). All interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a three hundred sixty-five (365) day year.